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                                                       Exhibit 99.B(2)(A)(ii)(a)

                                     FORM OF

                           WRITTEN INSTRUMENT AMENDING
                  THE AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

               ING GLOBAL EQUITY DIVIDEND AND PREMIUM INCOME FUND

     This Amendment to the Amended and Restated Declaration of Trust ("Declaration") of ING Global Equity Dividend and Premium Income Fund (the "Trust"), is made this ___ day of _________, 2005 by the parties signatory hereto, as Trustees of the Trust (the "Trustees").

                               W I T N E S S E T H

     WHEREAS, the Declaration was made on February 10, 2005, and the Trustees now desire to amend the Declaration to change the name of the Trust; and

     WHEREAS, Article IX, Section 9.4 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of shareholders to change the name of the Trust by an instrument signed by a majority of the Trustees; and

     WHEREAS, the Trustees have determined that the following amendment to the Declaration shall not adversely affect the rights of the shareholders of the Trust.

     NOW, THEREFORE, the Trustees hereby declare that Article I, Section 1.1 be amended, effective _______________ to read as follows:

          Section 1.1. NAME This trust shall be known as "ING Global Equity Dividend and Premium Opportunity Fund" (the "Fund") and the Trustees shall conduct the business of the Fund under that name or any other name as they may from time to time determine.

     The Trustees hereby agree that this document may be signed in counterparts but treated as one document.

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     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

--------------------------------          --------------------------------
John V. Boyer, as Trustee                 Jock Patton, as Trustee


--------------------------------          --------------------------------
J. Michael Earley, as Trustee             David W.C. Putnam, as Trustee


--------------------------------          --------------------------------
R. Barbara Gitenstein, as Trustee         John G. Turner, as Trustee


--------------------------------          --------------------------------
Patrick Kenny, as Trustee                 Roger B. Vincent, as Trustee


--------------------------------          --------------------------------
Walter H. May, as Trustee                 Richard A. Wedemeyer, as Trustee


--------------------------------
Thomas J. McInerney, as Trustee